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                                                                    EXHIBIT 12.1

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
                                                                  YEARS ENDED DECEMBER 31,
                                                    -----------------------------------------------------
DESCRIPTION                                           1995        1996       1997       1998       1999
-----------                                         ---------   --------   --------   --------   --------
                                                                       ($ IN MILLIONS)
FIXED CHARGES
1  Interest expensed and capitalized..............  $  30.21     $30.74     $33.26    $ 24.67    $ 23.89
2  Amortized premiums, discounts and capitalized
    expenses related to debt......................      6.76       7.03       7.30       7.60       7.90
3  An estimate of the interest factor in rental
    expense.......................................      9.33      10.87       8.73       7.43       8.20
                                                    --------     ------     ------    -------    -------
      Total Fixed Charges.........................  $  46.30     $48.64     $49.29    $ 39.70    $ 39.99
                                                    --------     ------     ------    -------    -------
EARNINGS
1  Pre-tax income from continuing operations
    before income (loss) from equity investees....  $(469.86)    $45.61     $26.73    $ 94.52    $155.42
2  Fixed charges..................................     46.30      48.64      49.29      39.70      39.99
                                                    --------     ------     ------    -------    -------
      Total Earnings..............................  $(423.56)    $94.25     $76.02    $134.22    $195.41
                                                    --------     ------     ------    -------    -------

      RATIO OF EARNINGS TO FIXED CHARGES..........  $(377.26)     1.94X      1.54X      3.38X      4.89X
                                                    ========     ======     ======    =======    =======

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